UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2015

Date of Report

(Date of earliest event reported)

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2015, Retail Finance Servicing, LLC, a wholly-owned subsidiary of Synchrony Financial (the “Company”), entered into a Services Agreement (the “Agreement”) with First Data Resources, LLC (“First Data”). The Agreement replaces two of the Company’s prior agreements with First Data.

Pursuant to the Agreement, the services provided by First Data to the Company and its subsidiaries generally will include, but are not limited to, certain payment card processing, production support (including card embossing and printing and mailing of statements and letters), software development and related activities. The Agreement is effective as of September 15, 2015 and expires on November 30, 2026, unless it is terminated earlier or is extended pursuant to the terms thereof.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is being filed as Exhibit 10.1 attached hereto and is incorporated herein by reference.

The Company is filing a redacted version of the Agreement in connection with a request for confidential treatment that it submitted to the Securities and Exchange Commission on September 15, 2015. The locations where material has been omitted are indicated by the following notation “***”.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1†	Services Agreement, dated as of September 15, 2015, between Retail Finance Servicing, LLC and First Data Resources, LLC

†	Confidential treatment requested for certain portions, which portions have been provided separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: September 15, 2015	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1†	Services Agreement, dated as of September 15, 2015, between Retail Finance Servicing, LLC and First Data Resources, LLC

†	Confidential treatment requested for certain portions, which portions have been provided separately to the Securities and Exchange Commission.

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